EXHIBIT 99.1

Delta Oil & Gas Appoints Jordan P. Balencic, D.O. as Chief Compliance Officer

Vancouver, Canada - July 23, 2018 - Businesswire – Delta Oil & Gas, Inc. (the “Company”) (OTCQB: DLTA), is pleased to announce the appointment of Dr. Jordan P. Balencic as Chief Compliance Officer, effective immediately. Dr. Balencic, age 31, is a physician entrepreneur currently serving the U.S. Department of Veterans Affairs who has over 10 of years experience in market strategy, equity investments, mergers and acquisitions, public company compliance and turnarounds. This appointment was completed to support the Company in the execution of its business plan by initially launching a turnaround strategy to include completing the Company’s audits, state filings and SEC filings to regain compliance as a fully reporting OTCQB Company.

Dr. Balencic's initial focus will be to support management in becoming fully compliant again while executing planned acquisitions already being evaluated and negotiated to begin expansion of the Company’s currently producing portfolio.

“I am honored to join Delta to help re-energize it’s portfolio, regain compliance status, and position for an aggressive merger & acquisition program. Considering record U.S. oil production, record demand and oil prices touching 4-year highs, the sector appears to be ready for consolidation. Strategic buyers like Delta are considering deals to achieve scale, fill in portfolios or enhance capabilities. After I reviewed the list of potential acquisitions for Delta, this became an opportunity that deeply piqued my interest. The impressive potential of these acquisitions is what encouraged me to join the Delta team.,” stated Chief Compliance Officer Dr. Balencic.

About Delta Oil & Gas, Inc.

Delta Oil & Gas, Inc. (OTCQB:DLTA) is an energy holding company which targets projects or businesses that are of extremely high quality, low to medium risk, and close to hydrocarbon delivery points. The Company operates exclusively within North America. We currently hold substantial land positions with varying working Interests in a number of California regional plays, Texas and Oklahoma - with a focus on larger and much higher impact targets in the USA of both conventional oil and gas reserves.

About Jordan P. Balencic, D.O.

Dr. Balencic is a physician entrepreneur with a passion for using his clinical knowledge and business acumen to improve human health. He is Chief Executive Officer of ERApeutics™ (https://erapeutics.com); a physician-led health company focused on the development of evidence-based dietary supplements, nutraceuticals and medical foods that support brain health and improve the way people age. Dr. Balencic is the creator of Prolimbic 29™, a clinically-studied brain health supplement currently gaining traction in the marketplace. He has extensive product development, consulting and healthcare advisory experience for both private and public companies. Dr. Balencic also serves as Chairman of the Board of Directors of True Nature Holding, Inc. (QTCQB: TNTY), a turn-around public company applying technology to improve healthcare for both humans and pets. Dr. Balencic completed his Internal Medicine Residency training at Pennsylvania State University, obtained his Medical Doctoral degree at Lake Erie College of Osteopathic Medicine, and has a Bachelor of Science in Biology from Gannon University.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; any statements regarding future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements regarding our ability to enter into and/or perform commercial contracts; any statements concerning developments; any statements regarding future economic conditions or performance; any statements regarding the offering and the use of proceeds therefrom; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors that could cause results to differ materially from those in the forward-looking statements, including but not limited to the results of the repurchase offer; market conditions; the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays, which include delays in delivery, chartering or customer acceptance of assets or terms of their acceptance; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the SEC, including DLTA’s most recently filed Annual Report on Form 10-K and in DLTA’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

OTC Markets Profile: https://www.otcmarkets.com/stock/DLTA/overview

Contact:

Jordan Balencic, CCO

Delta Oil & Gas, Inc.

Email: ir@deltaoilandgas.com

Website: http://www.deltaoilandgas.com